Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form F-1 of GeoPark Limited of our report dated July 17, 2013 relating to the consolidated financial statements of GeoPark Limited, which appears in such Registration Statement.  We also consent to the reference to us under the headings “Presentation of financial and other information”, “Summary historical financial data”, “Selected historical financial data” and “Experts” in such Registration Statement.

/s/ PRICE WATERHOUSE & CO. S.R.L.

by /s/Carlos Martin Barbafina (Partner)
Carlos Martin Barbafina

Buenos Aires, Argentina

September 9, 2013